As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2481903
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1450 Broadway

New York, New York 10018

Telephone: (212) 730-0030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Cole, Chief Executive Officer

Iconix Brand Group, Inc.

1450 Broadway

New York, New York 10018

Telephone: (212) 730-0030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Elise M. Adams, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5555 Facsimile: (212) 885-5001	Robert Evans, Esq. Shearman & Sterling, LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 848-4000 Facsimile: (212) 848-7179

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable on or after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-138582

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Common Stock, par value $.001 per share(4)	$30,151,575	$3,226.22

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	The Registrant certifies to the Securities and Exchange Commission (the “Commission”) that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on December 11, 2006), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.
(4)	Includes preferred share purchase rights. Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the common stock.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement shall become effective upon filing with the Commission.

Explanatory Note

and Incorporation of Certain information by Reference

This Registration Statement on Form S-3 relates to the public offering of common stock of Iconix Brand Group, Inc. contemplated by the Registration Statement on Form S-3 (File No. 333-138582), as amended, declared effective on December 7, 2006 by the Securities and Exchange Commission (the “Prior Registration Statement”), and is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an additional $30,151,575 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including the prospectus contained therein and all exhibits thereto, are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 8, 2006.

ICONIX BRAND GROUP, INC.

By:	/S/ NEIL COLE
Neil Cole, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ NEIL COLE Neil Cole	Chairman of the Board, Chief Executive Officer and Treasurer (Principal Executive Officer)	December 8, 2006

/S/ WARREN CLAMEN Warren Clamen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2006

* Drew Cohen	Director	December 8, 2006

* Barry Emanuel	Director	December 8, 2006

* Steven Mendelow	Director	December 8, 2006

* Peter Cuneo	Director	December 8, 2006

* Mark Friedman	Director	December 8, 2006

*By:	/S/ NEIL COLE Neil Cole Attorney-in-fact	December 8, 2006

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EXHIBIT INDEX

Number		Exhibit Title

5		Opinion of Blank Rome LLP.

23.1		Consent of BDO Seidman, LLP, independent registered public accounting firm of Iconix Brand Group, Inc.

23.2		Consent of BDO Seidman, LLP, independent registered public accounting firm of JBC Holdings, LLC.

23.3		Consent of BDO Seidman, LLP, independent registered public accounting firm of Mudd (USA) LLC.

23.4		Consent of KPMG LLP, independent registered public accounting firm of Mossimo, Inc.

23.5		Consents of Cohn Handler & Co. (related to the financial information for Rampage).

23.6		Consent of Blank Rome LLP (included in Exhibit 5).

24	*	Power of Attorney (included on the signature page of the Registration Statement).

*	Previously filed in connection with Registration Statement on Form S-3 (File No. 333-138582) and incorporated herein by reference.